                                  THE TORO COMPANY

                      SUPPLEMENTAL MANAGEMENT RETIREMENT PLAN






                             JULY 27, 1998 RESTATEMENT

                                      CONTENTS

       I.      DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .1
       II.     ELIGIBILITY AND PARTICIPATION . . . . . . . . . . . . . . . .4
       III.    SUPPLEMENTAL ACCOUNT. . . . . . . . . . . . . . . . . . . . .4
                      3.1    Establishment of Account. . . . . . . . . . . .4
                      3.2    Credits to Article III Account. . . . . . . . .4
                      3.3    Earnings on Amounts Credited. . . . . . . . . .5
                      3.4    Optional Earnings Credits . . . . . . . . . . .5
       IV.     SUPPLEMENTAL RETIREMENT BENEFIT . . . . . . . . . . . . . . .6
                      4.1    Benefit Eligibility . . . . . . . . . . . . . .6
                      4.2    Calculation of the Benefit. . . . . . . . . . .6
                      4.3    Effect of Plan Termination. . . . . . . . . . .7
       V.      SUPPLEMENTAL SURVIVING SPOUSE BENEFIT . . . . . . . . . . . .7
                      5.1    Eligibility for Surviving Spouse Benefit. . . .7
                      5.2    Calculation of the Benefit. . . . . . . . . . .8
                      5.3    Effect of Plan Termination. . . . . . . . . . .8
       VI.     DISTRIBUTIONS   . . . . . . . . . . . . . . . . . . . . . . .8
                      6.1    Distribution of Article III Accounts. . . . . .8
                      6.2    Election of Distribution Method -
                             Article III Accounts. . . . . . . . . . . . . .8
                      6.3    Death Prior to Completion of Distributions. . .9
                      6.4    Distribution of Article IV Accounts . . . . . .9
                      6.5    Election of Distribution Method -
                             Article IV Benefits . . . . . . . . . . . . . 10
                      6.6    Death Before Termination of Employment. . . . 10
                      6.7    Distributions in Common Stock of the Company. 10
                      6.8    Distributions for Certain Tax Purposes. . . . 10
       VII.    ADMINISTRATION OF THE PLAN. . . . . . . . . . . . . . . . . 11
                      7.1    Company Authority . . . . . . . . . . . . . . 11
                      7.2    Reliance. . . . . . . . . . . . . . . . . . . 11
                      7.3    Benefit Statements. . . . . . . . . . . . . . 11
                      7.4    Claims. . . . . . . . . . . . . . . . . . . . 11
       VIII.   AMENDMENT OR TERMINATION. . . . . . . . . . . . . . . . . . 13
       IX.     GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . 14
                      9.1    The Trust . . . . . . . . . . . . . . . . . . 14
                      9.2    No Alienation . . . . . . . . . . . . . . . . 14
                      9.3    Unfunded Plan . . . . . . . . . . . . . . . . 14
                      9.4    No Guaranty . . . . . . . . . . . . . . . . . 15
                      9.5    No Right of Employment. . . . . . . . . . . . 15

                      9.6    Smaller Accounts. . . . . . . . . . . . . . . 15
                      9.7    Incompetency. . . . . . . . . . . . . . . . . 15
                      9.8    Corporate Changes . . . . . . . . . . . . . . 15
                      9.9    Addresses . . . . . . . . . . . . . . . . . . 16
                      9.10   Limitations on Liability. . . . . . . . . . . 16
                      9.11   Unforseeable Emergencies. . . . . . . . . . . 16
                      9.12   Disability. . . . . . . . . . . . . . . . . . 16
                      9.13   Transfers to the Trust. . . . . . . . . . . . 17
                      9.14   Inspection. . . . . . . . . . . . . . . . . . 17
                      9.15   Governing Law . . . . . . . . . . . . . . . . 17

                                  THE TORO COMPANY
                      SUPPLEMENTAL MANAGEMENT RETIREMENT PLAN

                             JULY 27, 1998 RESTATEMENT


    The Toro Company hereby amends and restates its Supplemental Management Retirement Plan originally effective as of August 1, 1989, as subsequently amended and restated. This amendment and restatement is effective as of July 27, 1998. This Plan is maintained by Company for the purpose of providing benefits for a select group of highly-compensated employees, in excess of the limitations on benefits and contributions imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986. This Plan is unfunded for purposes of Title I of ERISA.

    I.   DEFINITIONS

    When used in this Plan, the following terms have the meanings indicated unless a different meaning is plainly required by the context.

    "BENEFICIARY" means the person or persons selected by the Participant to receive benefits under this Plan in the event of the Participant's death.

    "CHANGE OF CONTROL" means the earliest to occur of (i) a public announcement that a Person shall have acquired or obtained the right to acquire Beneficial Ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 15% or more of the outstanding shares of Common Stock of the Company,
(ii) the commencement of, or announcement of intention to make, a tender offer or exchange offer, the consummation of which would result in the Beneficial Ownership by a Person of 15% or more of the outstanding shares of Common Stock of the Company, or (iii) the occurrence of a tender offer, exchange offer, merger, consolidation, sale of assets or earning power, or contested election, or any combination thereof, that causes or would cause the persons who were directors of the Company immediately before such Change of Control to cease to constitute a majority of the Board of Directors of the Company or any parent of or successor to the Company.

    For purposes of this definition, "Person" means any individual, corporation, partnership, trust, other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act)(excluding the Company, a subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary or any entity holding shares of Common Stock for or pursuant to the terms of any such plan). For purposes of this definition, Beneficial Ownership includes securities beneficially owned, directly or indirectly, by a Person and such Person's affiliates and associates, as defined under Rule 12b-2 under the Exchange Act, and securities which such Person and its affiliates and associates have the right to acquire or the right to vote, or by any other Person with which such Person or any of such Person's affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of Common Stock, as more fully described in The Toro Company Preferred Share Purchase Rights Plan dated as of May 20, 1998.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "COMMITTEE" means the Compensation Committee of the Board of Directors of the Company, or any successor committee.

    "COMMON STOCK" means the Company's common stock, par value $1.00 per share, and related preferred share purchase rights.

    "COMPANY" means The Toro Company, a Delaware corporation.

    "COMPENSATION" means all amounts received by a Participant from the Company that are subject to federal income tax withholding: provided, that
(i) Compensation shall not include any amount received by an employee on account of the grant or exercise of an option to purchase Common Stock of the Company, and (ii) Compensation shall include an amount equal to any reductions in a Participant's gross income as a result of salary reductions under Sections 125 or 401(k) or 402(a)(8) of the Code.

    "DISTRIBUTION ELECTION FORM" means a form provided by the Company through which a Participant makes the distribution elections provided for in Article VI.

    "ELIGIBILITY SERVICE" means eligibility service as defined in the Profit Sharing Plan.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "ESOP" means The Toro Company Employee Stock Ownership Plan, as amended.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "PARTICIPANT" means any employee of the Company or a participating Subsidiary who meets the conditions described in Article II of this Plan.

    "PARTICIPATING SUBSIDIARY" means a Subsidiary of the Company to which this Plan has been extended by action of the Board of Directors of the Company or by action of the Committee, if the Board of Directors has authorized the Committee to so act.

    "PENSION PLAN" means The Toro Company Retirement Plan for Office and Hourly Employees (the successor of The Toro Company Retirement Plan for Office Employees), as amended, or any successor or replacement plan.

    "PLAN" means this Supplemental Management Retirement Plan, as amended.

    "PLAN YEAR" means the calendar year.

    "PROFIT SHARING PLAN" means The Toro Company Investment and Savings Plan (prior to August 1, 1995, The Toro Company Profit Sharing Plan for Office Employees), as amended, or any successor or replacement plan.

    "SECTION 16 INSIDER" means any Participant who is, with respect to the Company, subject to Section 16 of the Exchange Act.

    "SUBSIDIARY" means any corporation which is a component member of the controlled group of corporations of which the Company is the common parent. Controlled group shall be determined by reference to Section 1563 of the Code but including any corporation described in Section 1563(b) (2) thereof.

    "SURVIVING SPOUSE" means a person who is married to a Participant at the date of the Participant's death and for at least one year prior thereto.

    "TRUST" means the trust established or maintained by the Company which is used in connection with this Plan to assist the Company in meeting its obligations under the Plan.

    "TRUSTEE" means the corporation or individual selected by the Company to serve as trustee for the Trust.

    The singular form of any word shall include the plural and the masculine gender shall include the feminine where necessary for the proper interpretation of this Plan.

    II.  ELIGIBILITY AND PARTICIPATION

    An employee who satisfies the conditions of Section 2.2 and whose benefits under the ESOP, the Pension Plan or the Profit Sharing Plan are or will be reduced because of the limitations on contributions and benefits imposed by Sections 401(a) (17) or 415 of the Code shall be a Participant in the Plan.

    Prior to August 1, 1994, a Participant in the Plan was required to be an executive of the Company at the level of Vice President or above or an employee receiving annual Compensation equal to or greater than $200,000. On and after August 1, 1994, a Participant in the Plan must be an employee of the Company or of a Participating Subsidiary receiving annual Compensation at a rate equal to or greater than $150,000, as such amount may be adjusted from time to time by the Secretary of the Treasury pursuant to Section 401(a)(17) of the Code.

    Once an employee becomes a Participant, his or her account under the Plan will remain in effect until distributed as provided herein, even if for any subsequent Plan Year or portion thereof the employee is ineligible to be a Participant, or ceases to be a Participant for any other reason.

    III. SUPPLEMENTAL ACCOUNT

    3.1  ESTABLISHMENT OF ACCOUNT

    The Company shall establish and maintain an Article III account for each Participant, and shall credit such account for each Plan Year with an amount equal to the amount described in Section 3.2.

    3.2  CREDITS TO ARTICLE III ACCOUNT

    The amount credited to a Participant's Article III account for each Plan Year or portion thereof during which the employee is a Participant shall equal the difference between:

         (a) the aggregate amount of contributions and forfeitures which would have been allocated or reallocated to the Participant under the Profit Sharing Plan, the ESOP and any other defined contribution plan (as defined in Section 414(i) of the Code) maintained by the Company, based on the Participant's Compensation, and without regard to the limitations imposed by Sections 401(a)(l7) or 415 of the Code, and

         (b) the aggregate amount of contributions and forfeitures actually allocated or reallocated to the Participant under such qualified plans plus any credits made under any nonqualified deferred compensation plan maintained by the Company (other than this Plan) to replace amounts that would have been credited under the qualified plans had the Participant not deferred compensation under such nonqualified plans.

    Amounts credited to a Participant's Article III account for any Plan Year shall be credited as of the end of such Plan Year.

    3.3  EARNINGS ON AMOUNTS CREDITED

    Amounts credited to a Participant's Article III account shall be credited with interest at a rate and in a manner determined by the Company to be consistent with the average prime rate of interest charged by U. S. Bank, National Association to its individual borrowers. Prior to a Change of Control the method for determining the interest crediting rate may be changed at any time, at the discretion of the Company. After a Change of Control, the Trustee shall have authority to change the method for determining the interest crediting rate. Interest shall be credited as of the end of each quarter.

    3.4  OPTIONAL EARNINGS CREDITS

    If a Participant's age and years of Eligibility Service with the Company equals or exceeds sixty (60), the Participant may request the Trustee in writing, on a form approved by the Committee, to invest a specified percentage of his or her Article III account in one or more of the investment vehicles made available by the Company under the Trust. A Participant may change his or her election as of the first day of January and as of the first day of July, and more frequently if permitted by the Company, by delivering an election form to the Chief Financial Officer of the Company at least thirty days prior to the effective date of the election. Prior to a Change of Control, the investment vehicles made available to the Participants shall be selected by the Chief Executive Officer of the Company or by such Officer's designee. After a Change of Control, investment vehicles shall be selected by the Trustee. Any expense incurred in connection with an investment option shall be charged on a pro rata basis against the Participants' accounts. The investment vehicles made available under the Trust shall include at least one vehicle that provides a fixed rate of interest through investment in fixed income mutual funds or common trust funds, U.S. Treasury bonds and notes, certificates of deposit, annuity contracts, or other similar investments.

    If the investment vehicles include a fund that invests exclusively or primarily in the Company's Common Stock, Participants who are Section 16 Insiders may allocate amounts to or from such fund only in accordance with Company policies on insider trading and in compliance with the rules for "Discretionary Trading" as defined in Rule 16b-3 (or any successor provision) under the Exchange Act. Distributions from a fund that invests exclusively or primarily in the Company's Common Stock shall be made in Common Stock.

    If the Committee approves an election made as provided in this Section, the Participant's account will thereafter be credited with earnings or losses based upon the earnings or losses attributable to the investments so elected; and the Company shall not credit any portion of the account subject to such election with interest, as described in Section 3.3.

    IV.  SUPPLEMENTAL RETIREMENT BENEFIT

    4.1  BENEFIT ELIGIBILITY

    A supplemental retirement benefit shall be payable to a Participant under this Article IV commencing on the Participant's normal retirement date, as defined in the Pension Plan. The amount of that benefit, which shall not be less than zero, shall equal the difference between:

         (a) the amount that the Participant would have been entitled to receive under the Pension Plan and any other defined benefit plans (as defined in Section 414(j) of the Code) maintained by the Company if such amount was determined (for each Plan Year or portion thereof in which the individual was a Participant) without regard to the limitations on benefits imposed by Sections 401(a)(17) or 415 of the Code on such plan or plans, reduced by the Defined Contribution Plan Offset, as defined in the Pension Plan, but including as an additional part of such Defined Contribution Plan Offset the sum of (i) amounts credited to the Participant under Article III of this Plan (including interest and other credits thereto) and (ii) amounts credited to the Participant under any other nonqualified deferred compensation plan maintained by the Company to replace amounts that would have been credited under such qualified plans had the Participant not deferred compensation under such a nonqualified deferred compensation plan, and

         (b) the amount of the benefit actually payable to the Participant under the Pension Plan and such other qualified defined benefit plans.

    4.2  CALCULATION OF THE BENEFIT

    (a) The amount described in Section 4.1 will be computed as of the date of the Participant's retirement or termination of employment with the Company, in the form of a straight life annuity payable monthly over the lifetime of the Participant commencing on the Participant's normal retirement date, as defined under the Pension Plan.

         (b) If the benefit under Article IV is payable in any form other than a straight life annuity over the lifetime of the Participant, or if it commences at any time other than the Participant's normal retirement date as defined in the Pension Plan, the amount of the benefit shall be the actuarial equivalent of the benefit described in clause (a) of this Section.

         (c) For purposes of clauses (a) and (b) of this Section, the benefit calculation shall be made using the same actuarial methods and assumptions as are used at the time to determine benefits under the Pension Plan.

    4.3  EFFECT OF PLAN TERMINATION

    If the Pension Plan is terminated by the Company, the benefit payable to a Participant under this Article IV, if any, shall be determined as of the termination date of the Pension Plan and no other benefit shall be provided under this Article IV.

    V.   SUPPLEMENTAL SURVIVING SPOUSE BENEFIT

    5.1  ELIGIBILITY FOR SURVIVING SPOUSE BENEFIT

    If a Participant dies prior to commencement of payment of his or her benefit under the Pension Plan under circumstances in which a benefit is payable to the Participant's Surviving Spouse under such plan, then a supplemental benefit shall be payable to the Surviving Spouse under this Plan. The benefit shall be an amount, not less than zero, equal to the difference between:

         (a) the monthly amount of the benefit under the Pension Plan and any other qualified defined benefit plans maintained by the Company to which the Surviving Spouse would have been entitled under such plan or plans if such benefit were computed without regard to the limitations on benefits imposed by Sections 401(a)(17) or 415 of the Code, reduced by the Defined Contribution Plan Offset, as defined in the Pension Plan, but including as an additional part of such Defined Contribution Plan Offset the sum of (i) amounts credited to the Participant under Article III of this Plan (including interest and other credits thereto) and (ii) amounts credited to the Participant under any other nonqualified deferred compensation plan maintained by the Company to replace amounts that would have been credited under such qualified plans had the Participant not deferred compensation under such a nonqualified deferred compensation plan, and

         (b) the monthly amount of the benefit actually payable to the Surviving Spouse under the Pension Plan and such other plan or plans.

    5.2  CALCULATION OF THE BENEFIT

    Subject to Section 9.6, a benefit payable under this Article V shall be payable over the lifetime of the Surviving Spouse in monthly installments commencing on the date for commencement of payment of the benefit payable to the Surviving Spouse under the Pension Plan and terminating on the date of the last payment of the benefit payable to the Surviving Spouse under the Pension Plan.
A Participant may elect on a Distribution Election Form to have the actuarial equivalent of the benefit described herein paid in a lump sum. If the lump sum option is elected, it shall be paid on the first day of the month following the month in which the Participant dies, or as soon thereafter as is administratively feasible. A Participant may change the form of payment in the manner described in Section 6.2. The actuarial equivalent of the benefit described in this Section 5.2 shall be determined using the actuarial methods specified in the Pension Plan.

    5.3  EFFECT OF PLAN TERMINATION

    If the Pension Plan is terminated by the Company, the benefit payable to a Surviving Spouse under this Article V, if any, shall be determined as of the termination date of the Pension Plan and no other benefit shall be provided under this Article V.

    VI.  DISTRIBUTIONS

    6.1  DISTRIBUTION OF ARTICLE III ACCOUNTS

    All amounts credited to a Participant's account in accordance with Article III of this Plan, including gains or losses, shall be distributed to or with respect to a Participant only upon termination of the Participant's employment with the Company for any reason including death.

    6.2  ELECTION OF DISTRIBUTION METHOD - ARTICLE III ACCOUNTS

    Each Participant shall elect on a Distribution Election Form the method of distribution of his or her Article III account. The election shall become effective upon its receipt by the Company. A Participant may change his or her election at any time up to two years before the date of the Participant's retirement from the Company. Any change shall become effective on January 1 of the calendar year following the calendar year in which the change was received by the Company. No change in election will be effective if made after the Participant's employment with the

Company is terminated for any reason. The Committee may, in its sole discretion, reduce the payment period over which payments would have been made pursuant to a Participant's election. If no election has been made, the Company shall pay the amounts credited to a Participant's Article III account in accordance with the election made by the Participant under The Toro Company Supplemental Retirement Plan, or if no such elections have been made or are in effect, then in a lump sum payment or, at the discretion of the Company, through a single life annuity on the life of the Participant.

    6.3  DEATH PRIOR TO COMPLETION OF DISTRIBUTIONS

    If a Participant dies before the full amount of his or her Article III account has been distributed, any remaining amounts shall be distributed to the Participant's Beneficiary by a method designated by the Participant in his or her Distribution Election Form. If a Participant has not designated a Beneficiary or method of distribution, or if no designated Beneficiary is living on the date of distribution, such amounts shall be distributed to the Participant's beneficiary under the Profit Sharing Plan in a lump sum distribution as soon as administratively feasible following the Participant's death.

    6.4  DISTRIBUTION OF ARTICLE IV ACCOUNTS

    All amounts credited to a Participant's account in accordance with Article IV of the Plan, including gains and losses, shall be distributed to or with respect to a Participant in accordance with this Section and the other provisions of this Article.

    Each Participant shall elect on a Distribution Election Form the method of distribution of his or her Article IV benefit. The election shall become effective upon its receipt by the Company. A Participant may change his or her election at any time up to two years before the date of the Participant's retirement from the Company. Any change shall become effective on January 1 of the calendar year following the calendar year in which the change was received by the Company. No change in election will be effective if elected after the Participant's employment with the Company is terminated for any reason. The Committee may, in its sole discretion, reduce the payment period over which payments would have been made pursuant to a Participant's election. If no election has been made, the Company shall pay the benefit described in Article IV in the form of a life annuity over the life of the Participant.

    If a Participant dies before termination of employment or retirement, no benefit is payable under Article IV but a benefit may be payable under Article V if and to the extent that the conditions of that Article are satisfied.

    6.5  ELECTION OF DISTRIBUTION METHOD - ARTICLE IV BENEFITS

    Each Participant shall elect on a Distribution Election Form the method of distribution of his or her Article IV benefit. The election shall become effective upon its receipt by the Company. A Participant may change his or her election at any time up to two years before the date of the Participant's retirement from the Company. Any change shall become effective on January 1 of the calendar year following the calendar year in which the change was received by the Company. No change in election will be effective if made after the Participant's employment with the Company is terminated for any reason. The Committee may, in its sole discretion, reduce the payment period over which payments would have been made pursuant to a Participant's election. If no election has been made, the Company shall pay the benefit described in Article IV in the form of a life annuity over the life of the Participant.

    6.6  DEATH BEFORE TERMINATION OF EMPLOYMENT

    If a Participant dies before termination of employment or retirement from the Company, no benefit is payable under Article IV but a benefit may be payable under Article V if and to the extent that the conditions of that Article are satisfied.

    6.7  DISTRIBUTIONS IN COMMON STOCK OF THE COMPANY

    Any distribution under the Plan in the form of Company Stock shall be made in a lump sum if the Participant has elected a lump sum distribution or if a lump sum distribution occurs for any other reason. If the Participant has elected monthly distributions over one or more years, then distributions of Company Stock shall be made annually, during the first calendar quarter of each year over which monthly distributions are scheduled to be made.

    6.8  DISTRIBUTIONS FOR CERTAIN TAX PURPOSES

    If at any time a court or the Internal Revenue Service determines that any amount in a Participant's account or in the Trust is includable in a Participant's gross income and subject to tax, the Company shall make a lump sum distribution to such Participant (but not in an amount greater than the value of the Participant's account at the time of the distribution) of an amount equal to the amount determined to be so includable, and shall debit the Participant's account under the Plan by a like amount, plus the amount of any excise tax under
Section 4999 of the Code with respect to the amounts so includable.

    VII. ADMINISTRATION OF THE PLAN

    7.1  COMPANY AUTHORITY

    The Plan shall be administered by the Company, which shall have the authority, duty and power to interpret and construe the provisions of the Plan in its sole discretion. The Company shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. The Company's interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties concerned.

    7.2  RELIANCE

    The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan.

    7.3  BENEFIT STATEMENTS

    The Company shall furnish individual statements of accrued benefits to each Participant, or current Beneficiary or Surviving Spouse at least annually, in such form as determined by the Company

    7.4  CLAIMS

    The employee benefit plan procedures in this section are intended to comply with Section 503 of ERISA and Section 2560.503-1 of the Department of Labor Regulations and pertain to claims by Participants and Beneficiaries ("claimants") for Plan benefits, consideration of such claims, and review of claim denials. For purposes of these procedures, a "claim" is a request for a benefit by a Participant or Beneficiary under the Plan. A claim is filed when the requirements of these procedures have been met.

         (a) If a claim is wholly or partially denied, notice of the decision, meeting the requirements of subsection (b) of these procedures, shall be furnished to the claimant within a reasonable period of time after receipt of the claim by the Company. If notice of the denial of a claim is not furnished in accordance with this subsection (a) within a reasonable period of time, the claim shall be deemed denied and the claimant shall be permitted to proceed to the review stage described in subsection (c) of these procedures. For purposes of this subsection (a), the period of time for notification to the claimant will not exceed 90 days after receipt of the claim by the Company, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Company expects to render the final decision.

         (b) The Company shall provide to every claimant who is denied a claim for benefits written notice setting forth in a manner calculated to be understood by the claimant:

    (i)  the specific reason or reasons for the denial;

    (ii) specific reference to pertinent provisions of the Plan or Agreement on which the denial is based;

   (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

    (iv) appropriate information as to the steps to be taken if the Participant or Beneficiary wishes to submit his or her claim for review.

         (c) If a claim is denied in whole or in part and if the claimant is dissatisfied with the disposition of the claim, the claimant or his or her duly authorized representative shall have a reasonable opportunity to appeal the denied claim to the Company or to a person designated by the Company, and shall have a full and fair review of the claim and its denial. Under this review procedure, a claimant or his or her duly authorized representative may:

    (i)  request a review upon written application to the Company;

   (ii)  review pertinent documents; and

  (iii)  submit issues and comments in writing.

A claimant must file such a request for review of a denied claim within a reasonable period of time, not to exceed 60 days, after receipt by the claimant of written notification of denial of a claim.

         (d) A decision by the Company shall be made promptly and shall not ordinarily be made later than 60 days after the receipt by the Company of a request for

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

review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions of the Plan or Agreement on which the decision is based. The decision on review shall be furnished to the claimant within the period of time described in this subsection (d). If the decision on review is not furnished within such time, the claim shall be deemed denied on review.

    VIII.     AMENDMENT OR TERMINATION

    The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan at any time.

    No amendment or termination of the Plan shall directly or indirectly reduce the balance of any account described in Article III as of the effective date of such amendment or termination. Upon termination of the Plan, distribution of amounts credited to such account shall be made to the Participant or his or her Beneficiary in accordance with Article VI. No additional credits or contributions will be made to any account under the Plan after termination of the Plan, but gains or losses will continue to be credited to the Participant's account under the Plan until all benefits are distributed to the Participants or their Beneficiaries.

    No amendment or termination of the Plan shall directly or indirectly deprive any current or former Participant or Surviving Spouse of all or any portion of any benefit under Article IV or Article V of the Plan payment of which has commenced prior to the effective date of such amendment or termination or which would be payable if the Participant terminated employment for any reason, including death, on such effective date.

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

    IX.  GENERAL PROVISIONS

    9.1  THE TRUST

    The Company has established a Trust which may be used to pay benefits arising under this Plan and costs, charges and expenses relating thereto. To the extent that the funds held in the Trust are insufficient to pay such benefits, costs, charges and expenses, and except as provided in Section 3.5 relating to investment option elections, the Company shall pay them.

    9.2  NO ALIENATION

    Neither the benefits payable hereunder nor the right to receive future benefits under the Plan may be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process; no interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

    9.3  UNFUNDED PLAN

    The Plan at all times shall be considered entirely unfunded both for tax purposes and for purposes of Title I of ERISA. Funds invested under this Plan, including amounts held in the Trust, shall continue for all purposes to be part of the general assets of the Company and available to the general creditors of the Company in the event of the Company's bankruptcy (when the Company is involved in a pending proceeding under the Federal Bankruptcy Code) or insolvency (when the Company is unable to pay its debts as they mature). In the event of the Company's bankruptcy or insolvency, the Company's Board of Directors and chief executive officer are required to notify the Trustee and each Participant in writing of such an occurrence within three business days following the Company's becoming aware thereof. No Participant, Surviving Spouse or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and to the extent the Participant, Surviving Spouse or any other person acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any general unsecured creditor of the Company. The Plan constitutes a mere promise by the Company to make payments to the Participants, Surviving Spouses, or Beneficiaries in the future.

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

    9.4  NO GUARANTY

    Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that any funds in the Trust or the assets of the Company will be sufficient to pay any benefit hereunder.

    9.5  NO RIGHT OF EMPLOYMENT

    No Participant or Surviving Spouse shall have any right to a benefit under this Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company.

    9.6  SMALLER ACCOUNTS

    If the value or actuarial value of any benefit payable to or on behalf of the Participant under the Plan is $25,000 or less, the Company shall have the discretion to pay such value or actuarial value to the Participant, Beneficiary, or Surviving Spouse in a single lump sum in lieu of any further benefit payments under the Plan.

    9.7  INCOMPETENCY

    If any person entitled to a benefit payment under the Plan is declared incompetent and a conservator or other person legally charged with the care of his or her person or his or her estate is appointed, any benefits under the Plan to which such person is entitled shall be paid to such conservator or other person. Except as provided above, when the Company determines that such person is unable to manage his or her financial affairs, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

    9.8  CORPORATE CHANGES

    The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Article VIII.

    9.9  ADDRESSES

    Each Participant shall keep the Company informed of his or her current address and the current address of his or her spouse or designated Beneficiary. The Company shall not be obligated to search for any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of the Participant's benefits payable under this Plan may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three (3) years after the actual death of a Participant, the Company is unable to locate any Surviving Spouse or designated Beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant, Surviving Spouse or designated Beneficiary and such benefits shall be irrevocably forfeited.

    9.10 LIMITATIONS ON LIABILITY

    Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant, former Participant, Surviving Spouse, or any other person for any claim, loss, liability or expense incurred in connection with the Plan, unless attributable to fraud or willful misconduct on the part of the Company or any such employee or agent of the Company.

    9.11 UNFORSEEABLE EMERGENCIES

    In the event a Participant incurs an unforeseeable emergency, the Participant may make a written request to the Committee for a hardship withdrawal from his or her account established under Article III. An unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Withdrawals of amounts because of an unforeseeable emergency are only permitted to the extent reasonably needed to satisfy the emergency need. This provision shall be interpreted in a manner consistent with Sections 1.457-2(h)(4) and 1.457-2(h)(5) of the Treasury Regulations.

    9.12 DISABILITY

    A Participant who becomes permanently disabled may make a written request to the Committee for a withdrawal of the accrued benefits in his or her account under Article IV. For purposes of this Section, a Participant becomes "permanently disabled" if he or she qualifies for long-term disability benefits under the Company's long-term disability plan. If the Participant does not participate in such a plan or the Company does not offer such a plan, the Committee in its sole discretion shall determine whether a Participant is permanently disabled. Permanent disability does not include any period of short-term disability under any Company plan providing for short-term disability benefits. If a withdrawal of accrued benefits under this Section is approved by the Committee, the maximum amount payable shall be determined as provided in Section 4.2.

    9.13 TRANSFERS TO THE TRUST

    On the occurrence of a Change of Control or if a Participant elects to direct the investment of amounts credited to his or her account pursuant to
Section 3.5, the Company shall transfer cash or property to the Trust in an amount equal to the present value of all accumulated or accrued benefits then payable to or on behalf of such Participant or Participants under this Plan, plus any applicable fees. The Company may also transfer cash or property to the Trust in an amount equal to the present value of all accumulated or accrued benefits then payable under this Plan at any time in the sole discretion of the Company. If a transfer of cash or property occurs, the amounts transferred with respect to the benefits payable under Articles IV and V shall be, for each Participant, Beneficiary or Surviving Spouse, the actuarial equivalent, as determined by using the actuarial assumptions described in the Pension Plan, of the benefits payable to or on behalf of each such individual under said Articles IV and V. Thereafter, the Company shall, for each Plan Year, transfer cash or property no later than thirty (30) days after the end of the Plan Year in which the initial transfer occurs, and thereafter on each anniversary thereof, to the Trust for the benefit of each affected individual in an amount equal to the additional benefit accrued under the terms of this Plan during and in relation to the most recent Plan Year then ended. In the event of a transfer, the accounts of the Participants, established pursuant to Article III, shall be credited with interest, or earnings and losses in accordance with Section 3.5.

    9.14 INSPECTION

    Each Participant shall receive a copy of the Plan, and the Company will make available for inspection by any Participant or Beneficiary a copy of any rules and regulations that are used by the Company in administering the Plan.

    9.15 GOVERNING LAW

    To the extent that it is not governed by United States federal law, the Plan shall be construed, administered and governed in all respects under and by the applicable laws of the State of Delaware, without giving effect to principles of conflicts of laws.

    Dated this 6th day of April, 1999.


                                       THE TORO COMPANY




                                       /s/ K. B. Melrose

                                       Its Chairman & Chief Executive Officer


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